UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2017

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02                                           Unregistered Sales of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed on February 17, 2017 , McEwen Mining Inc. (the “Company”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Lexam VG Gold Inc., a corporation existing under the laws of the Province of Ontario, Canada (“Lexam”), pursuant to which the Company agreed to acquire all of the issued and outstanding common shares of Lexam (the “Arrangement”). On April 26, 2017 (the “Closing Date”), the Arrangement was consummated by way of a court-approved plan of arrangement under Ontario law (the “Plan of Arrangement”) and Lexam became a wholly-owned subsidiary of the Company.

Pursuant to the Arrangement Agreement and the Plan of Arrangement, on the Closing Date holders of Lexam’s common shares (the “Lexam Shares”) received a number of shares of the Company’s common stock (the “McEwen Shares”) equal to the number of Lexam Shares multiplied by the exchange ratio of 0.056 (the “Exchange Ratio”). In the aggregate, Lexam shareholders received 12,281,295 McEwen Shares, which represents approximately 3.9% of the total number of issued and outstanding shares of the Company’s common stock following the Closing Date. In addition, all issued and outstanding options to acquire Lexam Shares were converted into options to purchase shares of common stock of the Company at a ratio of 0.056 of a share of the Company’s common stock for each Lexam Share underlying each such Lexam option (the “Option Shares”). The issuance of the McEwen Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided for by Section 3(a)(10) of the Securities Act.

Section 3(a)(10) of the Securities Act exempts from the registration requirements under that Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. The Securities and Exchange Commission has provided that the term “any court” in Section 3(a)(10) of the Securities Act includes a foreign court. The Ontario Superior Court of Justice (Commercial List) issued a final order approving the Plan of Arrangement on April 19, 2017. Therefore, the issuance of the 12,281,295 McEwen Shares and the Option Shares to the Lexam shareholders was exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Item 7.01                                           Regulation FD Disclosure.

On April 27, 2017, the Company issued a press release announcing the completion of the Arrangement. A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibits are furnished with this report:

99.1                        Press release dated April 27, 2017

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration, development, and production activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the United States Securities and Exchange Commission (“SEC”). Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: April 28, 2017	By:	/s/ Andrew Elinesky
Andrew Elinesky, Senior Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith:

Exhibit
Number	Description of Exhibit

99.1	Press release, dated April 27, 2017